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                                                                    EXHIBIT 10.6


                                SECOND AMENDMENT
                                     TO THE
                         DIAMOND OFFSHORE DRILLING, INC.
                            DEFERRED COMPENSATION AND
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



THE PLAN IS HEREBY AMENDED EFFECTIVE AS OF JANUARY 1, 2003 AS FOLLOWS:

1. The Plan name is hereby changed to the Diamond Offshore Management Company Deferred Compensation and Supplemental Executive Retirement Plan.

2.       Paragraph 1 is amended to read as follows:

         The purpose of the Diamond Offshore Management Company Deferred Compensation Plan and Supplemental Executive Retirement Plan ("Plan") is to provide select management employees of Diamond Offshore Management Company ("Corporation," and certain of its Subsidiaries and Affiliates, hereinafter, with the Corporation, collectively referred to as the "Company") an opportunity, in accordance with the terms and conditions set forth herein, to defer, on a non-qualified basis, compensation that otherwise would be payable currently and to provide supplemental retirement income.

3.       Paragraph 3 is amended to read as follows:

         The Committee shall have the sole and absolute discretion to select those employees who shall participate in the Plan ("Participants") and shall determine the extent to which Participants can defer base salary or any other form of compensation. The Committee's selection may be by name, position, salary grade and/or any other designation it deems appropriate; provided, however, a Participant must be in Salary Grade 12 or higher. A Participant shall continue to participate in the Plan until the Committee determines otherwise. Notwithstanding the foregoing, each Participant in the Plan must be a member of "a select group of management or highly compensated employees", as provided in
         Section 201(2), 301(a)(3), and 401(a)(1) or ERISA.

4. Paragraph 5 is amended by adding the following to the end of Paragraph 5:

         Notwithstanding the above, a Participant will not be entitled to a benefit under Section (b) of this Paragraph 5 unless the Participant has elected the maximum elective deferral contribution otherwise available to the Participant for a plan year under the 401(k) Plan.


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5.       Paragraph 8(e) is amended to read as follows:

         Notwithstanding anything in Paragraph 4 or elsewhere in the Plan to the contrary, a Participant may not make separate payment elections with respect to each separate year's deferrals to his or her Deferred Compensation Account. A Participant's payment election made in his or her initial deferral shall control the form of payment for all subsequent years' deferrals unless and until the Participant specifically changes his or her payment election in the manner provided by the Committee; provided, however, no change in an elected payment form may become effective until at least one full calendar year following the date of the election change.

6. Paragraph 8 is further amended by adding a new subparagraph (f) thereto to read as follows:

         (f) Notwithstanding a Participant's payment election to the contrary, the Corporation, in it sole discretion, may at any time or times accelerate and pay in a lump sum all or any part of a Participant's Deferred Compensation Account for any reason, including, without limitation, a determination that the installment amounts are below a certain threshold level established by the Committee, the termination of the Plan or upon a change of control of the Corporation.

7.       Paragraph 10 is amended to read as follows:

         The Corporation, in its sole and absolute discretion, at any time may amend, suspend or terminate the Plan or any portion thereof in any manner and to any extent; provided, however, that amendments to the Plan which do not have a significant cost impact on the Corporation may be made by the President of the Corporation. No such amendment, suspension or termination shall alter or impair the rights of a Participant with respect to then Deferred Amounts.

Except as amended hereby, the Plan shall continue without change or interruption.